                                                                    Exhibit 23.2

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

To Whom It May Concern:

The  firm  of  George  Stewart,  Certified  Public  Accountant  consents  to the inclusion of our report on the  Financial  Statements of American Oil & Gas Inc.
as of January 31,  2012,  in any filings that are  necessary  now or in the near future with the U. S. Securities and Exchange Commission.

We also  consent to the  reference  to us under the heading  "Interest  of Named
Experts and Counsel" in this registration statement.

Very Truly Yours,

/s/ George Stewart
------------------------------
George Stewart, CPA

April 15, 2012